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                                                                   EXHIBIT 10.32




                                 EMPLOYMENT AGREEMENT


    This Employment Agreement by and between MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Company"), and STEVEN WESTBERG (the "Executive") is dated as of the 15th day of July, 1996 (the "Agreement").

    WHEREAS, the Company desires to continue the employment of the Executive in an executive capacity because of his experience, ability and knowledge which are extremely valuable to the Company; and

    WHEREAS, the Executive desires that his employment by the Company continue on the terms and conditions set forth herein, and the Company and the Executive desire to enter into the Agreement.

    NOW, THEREFORE, it is hereby agreed as follows:

    1. CERTAIN DEFINITIONS. The "Effective Date" of this Agreement shall be July 15, 1996 (the "Effective Date").

    2.   TERMS OF EMPLOYMENT.

         (a) POSITION AND DUTIES. From and after the Effective Date, the Executive shall serve in the position of Senior Vice President - Finance and Planning and Chief Financial Officer and shall perform the attendant responsibilities thereto including the supervision of all treasury, accounting, pension administration, insurance procurement, tax planning, budgeting and financial planning as well as such other responsibilities as the Board of Directors of the Company or the Chief Executive Officer may from time to time assign.

         (b) Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of Executive's employment it shall not be a violation of this Agreement for the Executive to (i) serve on charitable or non-conflicting civic boards or committees and (ii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         (c)  COMPENSATION.

              (i) BASE SALARY. The Executive shall receive an annual base salary of USD $165,000 paid in equal monthly installments subject to such withholding and deductions as are required by law or agreed upon ("Base Salary"). The Company's Compensation Committee shall review the Executive's Base Salary hereunder from time to time, but not less frequently than each Company fiscal year and, in its discretion, may adjust such Base Salary in such amount as it deems appropriate for any future year of this Agreement; provided, however, that the specified rate of Base Salary hereunder shall not be reduced below $165,000.

              (ii) ANNUAL BONUS. In addition to Base Salary, the Executive shall, in the discretion of the Company's Board of Directors, be awarded, for each fiscal year during the

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Employment Period, an annual bonus in accordance with the Company's bonus plan for senior managers.

              (iii) BENEFIT PLANS. During the Executive's employment, the Executive shall be eligible for participation in and shall receive all benefits under the Company's benefit plans provided to other senior executive officers by the Company.

              (iv) EXPENSES. During the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all pre-approved expenses incurred by the Executive with appropriate receipts to serve as verification in accordance with the most favorable policies and procedures of the Company.

              (v) AUTO ALLOWANCE. During the term of Executive's employment, the Executive shall be entitled to payment of an automobile allowance of up to $500.00 per month for automobile and related expenses ("Auto Allowance").

              (vi) VACATION. During the Executive's employment, the Executive shall be entitled annually to four (4) weeks of paid vacation.

              (vii) STOCK. As of the date set forth therein, the Executive shall receive a stock award (the "Stock Award") consisting of Class C Common Stock, $.01 par value per share, of the Company.

              (viii) RELOCATION ASSISTANCE. Company will reimburse or pay Executive for the reasonable costs of the packing and moving of Executive's household goods from Texas to North Carolina and customary closing costs and real estate commissions payable in connection with the sale of Executive's home in Texas. The Company will engage a relocation company to assist Executive in his relocation and the payments or reimbursements described herein will be made through such relocation company. Company will be responsible for any income taxes arising from the payments or reimbursements described herein.

              (viii) AIRLINE TRAVEL. During the term or Executive's Employment, the Company will provide Executive and Executive's spouse and dependent children with free airline travel on flights operated by the Company and/or its successors, on the same terms established for other senior executives of the Company (the "Airline Travel Benefit").

    3.   TERMINATION.

         (a) DEATH. In the event the Executive dies, this Agreement shall automatically terminate.

         (b) DISABILITY. If the Board of Directors of the Company determines, in the reasonable exercise of its discretion, that the Executive, through physical or mental illness or disability, whether or not connected to his employment hereunder, has become incapacitated and is unable for a period of six
(6) months during any continuous period of twelve (12) months, to discharge the duties and responsibilities of his employment hereunder (a "Disability"), the Board of Directors of the Company shall have the right by written notice to the Executive to terminate his employment.

         (c) CAUSE. The Company may terminate the Executive's employment for "Cause." For the purposes of this Agreement, "Cause" means (i) an act or acts of personal


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dishonesty taken by the Executive to the detriment of the Company; (ii)
violations by the Executive of the Executive's obligations under Section 2(a) or
Section 6 of this Agreement; provided, that from and after a "Change in Control" such a violation shall constitute Cause only if demonstrably willful and deliberate on the Executive's part; (iii) the conviction of the Executive of a felony; or (iv) the violation of any statutory or common law duty of loyalty to the Company. For purposes of this provision, "Change in Control" shall mean the sale by the Company of all or substantially all of its assets and business to any person or entity other than Zell/Chilmark Fund L.P., or any entity under common control therewith, or any entity or person in direct or indirect control of said Zell/Chilmark Fund L.P. (each of such entities and persons being herein referred to as a "Related Person") or the sale or issuance of such voting securities of the Company representing votes sufficient to elect a majority of the Company's Board of Directors to any person or entity other than a Related Person.

         (d) NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.

         (e) DATE OF TERMINATION; SEVERANCE PERIOD. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein. "Severance Period" means the longer of (i) the twelve (12) month period following the Date of Termination and (ii) the period following the Date of Termination to and including December 31, 1997.

    4.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         (a) DEATH. In the event the Executive dies at a time when he is still covered by this Agreement, the Executive's estate shall receive any benefits pursuant to plans described in Section 2(c)(iii), together with any compensation previously deferred by the Executive (with accrued interest thereon).

         (b) CAUSE. If the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive hereunder other than the obligation to pay to the Executive the Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon).

         (c) TERMINATION OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, (x) the Company shall terminate the Executive's employment other than for Cause, Disability or death, or (y) Executive shall voluntarily terminate his employment within forty-five (45) days after a Constructive Termination (as defined below):

              (i) the Company shall continue to pay to the Executive the aggregate amount of his Base Salary and Auto Allowance for the period commencing on the Date of Termination and ending on the expiration of the Severance Period in accordance with the Company's then current payroll schedule; provided, however, that any such payments shall be reduced by the amount of cash compensation offered to Executive as part of an offer of employment made by Samuel Zell or an entity directly or indirectly controlled by Samuel Zell or controlled by or under common control with Zell/Chilmark Fund, L.P. (Samuel Zell or any such entity hereinafter a "Zell Employer"), provided, that such offer of employment is generally on the

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same terms (other than geographic location) and at the same or higher rate of compensation provided for in this Agreement; provided, further, that if no such offer of employment is made to Executive at any time during the Severance Period, any such payment shall be reduced by the amount of cash compensation received by Executive from another employer during, or in consideration for work performed by Executive during, the Severance Period; provided, however, that the preceding clause shall in no event impose upon Executive any obligation to seek or accept an offer of employment from another employer; provided, further, that for purposes of this Section 5(d)(i), "control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise;

              (ii) the Company shall pay to the Executive during the period commencing on the Date of Termination and ending on the earlier of (x) the date on which the Executive commences employment with another employer and (y) the end of the Severance Period an amount that would permit the Executive to receive medical benefits comparable to benefits received by the Executive during the last full fiscal year during the term of Executive's employment;

              (iii) in the case of compensation previously deferred by the Executive, the Company shall pay to the Executive within thirty (30) days of the Date of Termination all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company;

              (iv) the Company and/or its successors shall continue to provide the Airline Travel Benefit to the Executive and the Executive's spouse, for such of their respective lifetimes, and the Executive's dependent children, for so long as they remain dependent children as such term is used in the airline (non-revenue) travel industry, except that the same shall be at an "A-3" Priority Level or at least at the priority level from time to time made available by the Company and/or its successors to the senior officers (and their family members) of airlines other than the Company;

              (v) the Company shall pay, or reimburse Executive for, the cost of reasonable and appropriate outplacement services provided through the Severance Period by an outplacement firm selected by Zell/Chilmark Fund L.P.; and

              (vi) the Company will affirm, perform and be responsible for its obligations under that certain Agreement for Relocation Services, dated
August 17, 1995 between the Company and Armstrong Relocation Company. As such, the Company will identify Executive's primary residence in North Carolina as a "Home" under such Relocation Agreement, and the Company will reimburse or pay Executive for the reasonable costs of packing and moving Executive's and Executive's family's household goods from North Carolina, as well as customary closing costs and real estate commissions payable in connection with the sale of Executive's Home in North Carolina; provided, however, that in the event of a Change in Control, this Section 5 (b)(vi) shall apply only to Executive's primary residence owned by Executive and/or Executive's spouse, as the case may be, prior to such Change in Control.

For purposes hereof, the term "Constructive Termination" shall mean (xx) the assignment of Executive by the Board of Directors or a superior officer of the Company, duties materially inconsistent with the scope of Executive's position, duties and responsibilities as described in this Agreement to the detriment

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of Executive, or (yy) the Company's failure to materially comply with any of the provisions of Section 2(c) above.

    5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies.

    6. CONFIDENTIAL INFORMATION. The Executive shall maintain a fiduciary duty to the Company for all confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies until such confidential information, knowledge or data become a matter of public record through disclosure by a person or persons other than the Executive or his representatives and which does not involve communication or disclosure, directly or indirectly, by the Executive or his representatives. The Executive shall not communicate or disclose any such information, knowledge or data to anyone other than the Company and those designated by it. After termination of the Executive's employment with the Company, the Executive shall return all confidential and proprietary information in his possession or under his control and shall not, without the prior written consent of the Company, communicate or disclose any such information, knowledge or data to anyone other than the Company and those designated by it.

    7.   SUCCESSORS.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided however the foregoing shall not prevent the Company from terminating this Agreement pursuant to Sections 3 and/or 4 of this Agreement. As used in this Agreement, "Company" shall mean the Company as herein defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

    8.   MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.


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         (b)  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive: to his address as set forth in the records of the Company.

         If to the Company:  Midway Airlines Corporation
                             300 West Morgan Street
                             Suite 1200
                             Durham, North Carolina 27701
                             Attention:  President

         with a copy to:     Rosenberg & Liebentritt, P.C.
                             Two North Riverside Plaza
                             Suite 1515
                             Chicago, Illinois  60606
                             Attention:  Sheli Z. Rosenberg

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's and/or the Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision thereof.

         (f) This Agreement, together with the Stock Award, contain the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersede any and all other agreements, either oral or written, between the Company and the Executive with respect to the subject matter hereof.

         (g) The Executive and the Company acknowledge that the employment of the Executive by the Company is "at will"; provided, that such employment may be terminated by the Company only in accordance with the terms hereof.




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         IN WITNESS WHEREOF, the Executive has hereunder set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                             EXECUTIVE:


                             _______________________________
                             Steven Westberg


                             MIDWAY AIRLINES CORPORATION



                             _______________________________
                             John N. Selvaggio
                             President and Chief Executive
                             Officer




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                         AMENDMENT TO EMPLOYMENT AGREEMENT
                         ---------------------------------

     Amendment to Employment Agreement (the "Amendment") by and between MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Company"), and Steven Westberg (the "Executive"), dated as of January 17, 1997.

     WHEREAS, the Company and Executive are party to that certain Employment Agreement, dated as of July 15, 1996 (the "Employment Agreement") (all terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement).

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          (a) Section 2(c)(vii) of the Employment Agreement is hereby deleted in its entirety; and

          (b) all references in the Employment Agreement to the Stock Award are hereby deleted in their entirety, and the Stock Award shall no longer constitute a term or condition of the Employment Agreement or a benefit afforded to Executive thereunder, and Executive hereby waives all rights he has or may have to the Stock Award under the Employment Agreement or any other agreement or commitment, written or oral, relating to the Stock Award.

     Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect in the form originally executed by the parties.

     Notwithstanding anything to the contrary herein, this Amendment shall not be effective until the Effective Time as defined in that certain Agreement and Plan of Merger, dated as of the date hereof, by and among GoodAero, Inc. and its stockholders, the Company and Zell/Chilmark Fund, L.P.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                  EXECUTIVE:

                                  /s/ STEVEN WESTBERG
                                  ----------------------------
                                  Steven Westberg

                                  MIDWAY AIRLINES CORPORATION:

                                  /S/ JONATHAN WALLER
                                  ----------------------------
                                  By:    Jonathan Waller
                                    Its: Senior Vice President